Exhibit 10.30
Execution Copy

Noncompetition, Nonsolicitation, Confidentiality, and Inventions Agreement
This Noncompetition, Nonsolicitation, Confidentiality, and Inventions Agreement, dated as of October 16, 2015 (the “Agreement”) is made by and between Electronic Funds Source LLC (the “Company”) and Scott Phillips (the “Executive”). This Agreement is effective upon the completion of the closing (the “Closing”) of the purchase under the Unit Purchase Agreement dated October 18, 2015, by and among WEX, Inc. (“WEX”), Mustang Holdco 1 LLC, Warburg Pincus Private Equity (E&P) XI – B, and other parties (the “UPA”) and shall be void if the Closing does not occur before the UPA is terminated in accordance with its terms. The Company and the Executive have entered into an employment agreement of even date herewith (the “Employment Agreement”) that is contingent on and effective upon the Closing and on the Executive’s agreement to this Agreement.
The parties hereto, desiring to be legally bound, agree as follows, and in consideration of the Executive’s post-Closing employment:
1.    Non-Competition.
a.    The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company, WEX, and their Affiliates (as defined below, and, collectively, the “Company Group”) and accordingly agrees that, during the Restricted Period (as defined below), the Executive will not become an employee, director, or independent contractor of, or a consultant to, or directly or indirectly (x) perform any services for, or (y) acquire any financial interest in, any Person (as defined below) engaging in a Competing Business (as defined below).
(i)     “Affiliate” of a Person means a Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Person specified, where “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(ii)     “Competing Business” means any business in which the Company Group is engaged, or has plans to become engaged in (provided the Executive has knowledge of such plans or the plans were made available to him), as of the date his employment with the Company Group ends, including the business of acquiring or processing virtual, ghost, card-based, or other business to business payments for the purpose of (i) payment of corporate travel and entertainment expense, (ii) corporate purchasing expenses for suppliers and vendors, (iii) healthcare expenses, and (iv) providing fleet payment services.

(iii)     “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
(iv)     “Restricted Period” means the period beginning on the Closing and ending on the second anniversary of the date the Executive’s employment with the Company Group ends for any reason, provided that any violation by the Executive of the covenants in Sections 1 or 2 shall extend the Restricted Period until the post-employment period of compliance shall at least equal two years.
b.    Notwithstanding anything to the contrary in this Agreement, the Executive may directly or indirectly own, solely as a passive investment, securities of any Person engaged in a Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, if the Executive (1) is not a controlling person of, or a member of a group which controls, such Person and (2) does not, directly or indirectly, own five percent or more of any class of securities of such Person. The restrictions in this section shall not be construed to prevent the Executive from working for a Person that does not engage in a Competing Business simply because such Person is affiliated with a Person engaging in a Competing Business, so long as such Person is operationally separate and distinct from the Person engaging in the Competing Business, the Executive’s services at the entity are unrelated to the Competing Business and the Competing Business is not supervised in any manner, directly or indirectly, by the Executive.
2.    Nonsolicitation. During the Restricted Period, the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization (other than the Company Group) whatsoever:
a.    solicit or attempt to solicit any customer or supplier of the Company Group in connection with any Competing Business or to terminate or alter in a manner adverse to the Company Group such customer’s or supplier’s relationship with the Company Group; or
b.    solicit or hire, or attempt to solicit or hire, any individual (a “Company Employee”) who is or was an employee of the Company Group within the six-month period immediately prior thereto to terminate or otherwise alter his or her employment with, and/or provision of services for, the Company Group, provided that the Executive’s conducting general advertising for employees shall not in and of itself be a violation of this Section 2(b) as long as the Executive ceases to solicit and does not hire or attempt to hire any individual who responds to such general advertising if the Executive becomes aware, or reasonably should be aware after due inquiry, that such individual is a Company Employee or was a Company Employee within the six-month period immediately prior thereto.

3.    Confidentiality.
a.    The Executive hereby agrees that, during the Restricted Period and at all times thereafter, other than in the performance of his duties for the Company Group, he will hold in strict confidence any Confidential Information related to the Company or any of its Affiliates. For purposes of this Agreement, the term “Confidential Information” means all confidential or proprietary information of the Company Group (in whatever form) which is not generally known or available to the public, including any inventions, processes, methods of distribution, customer lists or trade secrets, provided that the term “Confidential Information” shall not include information (x) lawfully obtained by the Executive from a third party who the Executive does not know, and could not reasonably be expected to have known, is under an obligation of confidentiality to the Company Group or (y) that is demonstrably shown to have been known to, lawfully received by, developed by or otherwise in the lawful possession of the Executive at the time of receipt thereof from the Company Group. Notwithstanding the foregoing, Executive shall not be prohibited from (A) disclosing, as required, Confidential Information the Executive is required to disclose by applicable law, regulation or legal or administrative process so long as, to the extent practicable and not prohibited by law, the Executive notifies the Company promptly (it being understood that “promptly” means “prior to” unless prior notice is not practical, in which case “promptly” means as soon as practicable following) of the Executive’s obligation to disclose Confidential Information by applicable law, regulation or legal or administrative process and cooperates with the Company, at the Company’s sole expense, to limit the extent of such disclosure, or (B) disclosing any Confidential Information that is or becomes publicly available through no fault of the Executive.
b.    The Executive agrees that at the time of the termination of his employment with the Company Group, whether at the insistence of the Executive or the Company Group, and regardless of the reasons therefor, at the Company Group’s request, he will deliver to the Company, and not keep or deliver to anyone else (unless otherwise directed by WEX), any and all notes, files, memoranda, papers and, in general, any and all physical and electronic matter containing Confidential Information, including any and all documents significant to the conduct of the business of the Company Group, to the extent containing Confidential Information, which are in his possession.
4.    Reasonable Limitations and Severability; Injunctive Relief. The Parties agree that the foregoing restrictions are (1) reasonable given Executive’s role with the Company Group and necessary to protect the interests of the Company Group and (2) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive termination of this Agreement for any reason whatsoever. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any remaining restrictions. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Agreement is too broad to be enforced as written, the parties hereby authorize the court or other legal body to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. It is impossible to measure in money the damages that will accrue to the Company Group in the event that the Executive breaches any of the restrictions in this Agreement. In the event that the Executive breaches any such restriction, any member of the Company Group shall be entitled to seek an injunction restraining the Executive from violating such restriction (without posting any bond). If the Company Group shall institute any action or proceeding to enforce any such restriction, the Executive hereby waives the claim or defense that the Company Group has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company Group has an adequate remedy at law. The foregoing shall not prejudice the Company Group’s other rights or remedies under applicable law or equity. In addition, the Company Group and the Executive agree that if the Executive breaches any restriction in this Agreement in any material respect, the Company Group may cease (or not begin) payment of any severance under the Employment Agreement and in the event of a material breach of any material restriction in Section 2 shall also be entitled to recoup any portion of the severance payments that were previously paid to the Executive. The parties agree that this Agreement may be enforced directly by any member of the Company Group, including WEX.
5.    Work Product.
a.    In consideration of the Company’s promises and undertakings in this Agreement (including the Executive’s continued employment), the Executive agrees that all Work Product (as defined below) will be disclosed promptly by the Executive to the Company, shall be the sole and exclusive property of the Company Group, and is hereby assigned to the Company Group, regardless of whether (i) such Work Product was conceived, made, developed or worked on during regular hours of his employment or his time away from his employment; (ii) the Work Product was made at the suggestion of the Company Group; or (iii) the Work Product was reduced to drawing, written description, documentation, models or other tangible form. Without limiting the foregoing, the Executive acknowledges that all Work Product made by the Executive, solely or jointly with others, that is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101), and is therefore owned by the Company Group from the time of creation.
(i)     “Work Product” means all ideas, works of authorship, inventions and other creations, whether or not patentable, copyrightable, or subject to other intellectual-property protection, that are made, conceived, developed or worked on in whole or in part by the Executive while employed by the Company Group, that relate to the business, existing or proposed, of the Company Group, or any other business or research or development effort in which the Company Group engages during the portion of the Restricted Period in which the Executive is employed by the Company Group. “Work Product” includes any such material previously conceived, made, developed or worked on during the Executive’s employment with the Company prior to the Closing, but does not include any information or materials that Executive creates or develops entirely on Executive’s own time and for which no equipment, supplies, facilities, intellectual property, resources, employees or Confidential Information were used, unless the information or materials (i) relate to the Company Group’s existing or proposed business, (ii) relate to the Company Group’s actual or anticipated research or development or (iii) result from any work performed by the Executive for the Company Group within the scope of the Executive’s employment.
b.    The Executive agrees to assign, transfer, and set over, and the Executive does hereby assign, transfer, and set over to the Company Group, all of his right, title and interest in and to all Work Product, without the necessity of any further compensation, and agrees that the Company Group is entitled to obtain and hold in its own name all patents, copyrights, and other rights in respect of all Work Product. The Executive agrees to use reasonable efforts to (i) cooperate with the Company Group during and after his employment with the Company Group, at the Company’s sole expense, in obtaining patents or copyrights or other intellectual-property protection for all Work Product; (ii) execute, acknowledge, seal and deliver all documents tendered by the Company Group to evidence its ownership thereof throughout the world; and (iii) cooperate with the Company Group, at the Company’s sole expense, in obtaining, defending and enforcing its rights therein, in each case to the extent such cooperation does not unreasonably hinder his performance of his other commercial duties and obligations. The Company shall reimburse the Executive for any reasonable expenses incurred for providing such assistance.
c.    The Executive represents that there are no other contracts to assign Work Product now in existence between the Executive and any other Person (other than, before the Closing, the Company). The Executive further represents that he has no other employment or undertakings that might reasonably be expected to restrict or impair his performance of this Agreement. The Executive will not, in connection with his employment by the Company Group, use or disclose to the Company Group any confidential, trade secret, or other proprietary information of any previous employer or other Person that the Executive is not lawfully entitled to disclose.
6.    Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.
If to the Company:
Electronic Funds Source, LLC
c/o WEX Inc.
97 Darling Avenue
South Portland, ME 04106
Attn: Jenifer Rinehart, SVP Human Resources
With a copy to:

WEX Inc.
97 Darling Avenue.
South Portland, ME 04106
Attn: Hilary Rapkin, SVP General Counsel
If to the Executive:
To the latest address on the personnel records of the Company Group.
7.    Governing Law; Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee, without regard to its choice of laws provisions. References to “including” and other forms of such term shall be read as though they said “including, without limitation.”
8.    Amendments. This Agreement may be amended only in writing, signed by both parties hereto and with the written consent of WEX.
9.    Non-waiver. Any delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.
10.    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.
11.    Entire Agreement. Upon the Closing, this Agreement constitutes the entire agreement of the parties hereto (including, with respect to the Company, its Affiliates and predecessors) with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto (including, with respect to the Company, its Affiliates and predecessors), oral and written, with respect to the subject matter hereof, including any prior restrictive covenants agreements in effect with the Company, its Affiliates or its predecessors and any restrictive covenant agreements pursuant to or ancillary to the UPA.
12.    Survival. The parties’ rights and obligations set forth in this Agreement shall survive perpetually or for such shorter periods as the sections of the Agreement provide. Provided that the Executive, if then still employed, is subject to other restrictive covenants of a type generally applied to the senior management of WEX, the Company agrees that this Agreement shall not apply to cessations of employment after April 30, 2018.
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In witness whereof, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

Electronic Funds Source LLC
By: /s/ Scott Bojczuk
Name: Scott Bojczuk

Title: Executive Vice President and General Counsel

Executive
By: /s/ Scott Phillips
Scott Phillips

ActiveUS 148780149v.10